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                                     Exhibit 23.2

                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-_____) pertaining to the 1997 Incentive Stock Option Plan our report dated June 27, 1997 except for Note 14 as to which the date is August 11, 1997 with respect to the consolidated financial statements and schedule of IMPCO Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended April 30, 1997 filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Los Angeles, California
January 9, 1998